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                                                                   Exhibit 10.01



                            WESCO INTERNATIONAL, INC.

                             1998 STOCK OPTION PLAN

                               SECTION 1. PURPOSE

         The purpose of this WESCO International, Inc. 1998 Stock Option Plan is to foster and promote the long-term financial success of International and the Company and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in International and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                             SECTION 2. DEFINITIONS

         2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) "Alternative Option" has the meaning given in Section 8.2.

                  (b) "Board" means the Board of Directors of International.

                  (c) "Cypress Fund" means Cypress Merchant Banking Partners LP., and any successor investment vehicle.

                  (d) "Cause" means (i) the willful failure by the Participant to perform substantially his employment-related duties (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Board, which notice identifies the manner in which the Participant has not substantially performed his employment-related duties, (ii) the Participant's engaging in serious misconduct that is injurious to International, the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement with International, the Company or any Subsidiary not to disclose any information pertaining to International, the Company or any Subsidiary or not to compete or interfere with International, the Company or any Subsidiary or (v) the breach by the Participant of his obligation pursuant to Section 8 of his Management Stock Subscription Agreement.

                  (e) "Change in Control" means the first to occur of the following events after the Effective Date:


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                           (i) the acquisition by any person, entity or "group"
                  (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than International, the Company, the Subsidiaries, any employee benefit plan of International, the Company or the Subsidiaries, or the Cypress Fund, of 50% or more of the combined voting power of International's or the Company's then outstanding voting securities;

                           (ii) the merger or consolidation of International or
                  the Company, as a result of which persons who were stockholders of International or the Company, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (iii) the liquidation or dissolution of International
                  or the Company; and

                           (iv) the sale, transfer or other disposition of all
                  or substantially all of the assets of International or the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of International or the Company.

                  (f) "Change in Control Price" means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of the offered price is payable other than in cash).

                  (g) "Committee" means the Compensation Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers). If at any time no Committee shall be in office, the Board shall perform the functions of the Committee.

                  (h) "Common Stock" means the Class A Common Stock, par value $.01 per share, of International.

                  (i) "Company" means WESCO Distribution, Inc., a Delaware corporation formerly named CDW Acquisition Corporation, and any successor thereto.

                  (j) "Effective Date" means August 6, 1998.

                  (k) "Employee" means any executive or senior officer or other executive or key employee of International, the Company or any Subsidiary.

                  (l) "Fair Market Value" means, as of any date, the fair market value on such date per share of Common Stock as determined in good faith by the Board. In making a determination of Fair Market Value, the Board; shall give due consideration for such



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         factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets the fair market value of securities of companies engaged in businesses similar to those of the Company and a valuation of the Shares which shall be performed as promptly as practicable following each fiscal year by an independent valuation firm chosen by the Board. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such shares of Common Stock would represent a minority interest in International.

                  (m) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

                  (n) "International" means WESCO International, Inc., a Delaware corporation, and any successor thereto.

                  (o) "Involuntary Termination" means a termination by the New Employer for any reason.

                  (p) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

                  (q) "Option" means the right granted pursuant to the Plan to purchase one share of Common Stock at a price determined in accordance with Section 6.2. All Options granted under the Plan shall not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  (r) "Option Agreement" means an agreement between International and the Participant embodying the terms of any Options granted hereunder, which agreement shall, unless the Committee otherwise determines, be substantially in the form attached hereto as Exhibit A.

                  (s) "Participant" means any Employee designated by the Committee to participate in the Plan.

                  (t) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of a Participant's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.



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                  (u) "Plan" means this WESCO International, Inc. 1998 Stock
         Option Plan, as it may be amended from time to time.

                  (v) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock.

                  (w) "Retirement" means a Participants retirement at or after age 65.

                  (x) "Extraordinary Termination" has the meaning given in
         Section 7.1.

                  (y) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company or International.

         2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                    SECTION 3. ELIGIBILITY AND PARTICIPATION

         Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

                       SECTION 4. POWERS OF THE COMMITTEE

         4.1. Power to Grant. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants, provided, however, that nothing in the Plan shall limit the right of members of the Committee who are Employees to receive awards hereunder.

         4.2. Administration. The Committee shall be responsible for the administration of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Subject to the terms of the Plan, the Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of International and the Company, to make all determinations with respect to the vesting and exercisability of Options granted to Participants, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.



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                       SECTION 5. OPTIONS SUBJECT TO PLAN

         5.1. Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of shares of Common Stock subject to Options) granted under the Plan may not exceed 62,500. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

         5.2. Cancelled, Terminated or Forfeited Options. Any Option which for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the Plan.

         5.3. Adjustment in Capitalization. The number and class of Options (and the number of shares of Common Stock available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of shares of Common Stock subject to outstanding Options), may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of International.

                           SECTION 6. TERMS OF OPTIONS

         6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms consistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Committee at the Grant Date, such Option Agreement shall also state that the holder thereof is entitled to the benefits of and bound by the obligations set forth in the Amended and Restated Registration and Participation Agreement, as the same may be amended from time to time, among International and certain stockholders of International, to the extent set forth therein. Such Option Agreement shall, unless the Committee otherwise determines, be substantially in the form attached hereto as Exhibit A

         6.2. Exercise Price. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Committee but shall not be less than the Fair Market Value on the Grant Date.

         6.3. Exercise of Options. Options shall become vested and exercisable pursuant to such terms as the Committee shall determine and as shall be reflected in the applicable Option Agreement or an amendment thereto, provided, however, that 100% of such Options shall become exercisable to the extent provided in Section 8.1 and that the Committee may accelerate the exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Employee will exercise any Option, International and such Employee shall enter into a Management Stock Subscription



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Agreement substantially in the form attached hereto as Exhibit B.
Notwithstanding any other provision of the Plan, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Grant Date of such option.

         6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Committee in its sole discretion at or after the Grant Date, the exercise price of any Options exercised after there has been a Public Offering may be paid in full or in part in the form of shares of Common Stock already owned and held for at least six months by the Participant, based on the Fair Market Value of such Common Stock on the date of exercise. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, International shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof.

                      SECTION 7. TERMINATION OF EMPLOYMENT

         7.1. Extraordinary Termination. Unless otherwise provided in the Option Agreement or otherwise determined by the Committee at the Grant Date, in the event that a Participant's employment with International, the Company and the Subsidiaries terminates by reason of the Participant's death, Permanent Disability or Retirement (each an "Extraordinary Termination") then any Options held by the Participant and then exercisable shall remain exercisable solely until the first to occur of (i) the first anniversary of the Participant's termination of employment or (ii) the expiration of the term of the Option. Any Options held by the Participant that are not exercisable at the date of the Extraordinary Termination shall terminate and be cancelled immediately upon such Extraordinary Termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

         7.2. Other Termination of Employment. Unless otherwise provided in the Option Agreement or otherwise determined by the Committee at or after the Grant Date, in the event that a Participant's employment with International, the Company and the Subsidiaries terminates for any reason other than an Extraordinary Termination, any Options held by such Participant that are exercisable as of the date of such termination shall remain exercisable for a period of 60 days (or, if shorter, during the remaining term of the Options). Any Options held by the Participant that are not exercisable at the date of the Participant's termination of employment shall terminate and be cancelled immediately upon such termination, and any Options described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

         7.3. Certain Rights upon Termination of Employment Prior to Public Offering. Unless otherwise determined by the Committee at the Grant Date, the Committee shall provide in each Option Agreement governing Options granted hereunder that the Participant may require International to repurchase his then exercisable Options upon the termination of the Participant's



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employment (i) due to death or Permanent Disability prior to a Public Offering or (ii) by International, the Company or any Subsidiary other than for Cause prior to a Public Offering, in each case for a purchase price per Option equal to the excess, if any, of (x) the Fair Market Value on the date of termination over (y) the exercise price per share of Common Stock pursuant to such Options, and upon such additional terms and conditions as are set forth in Section 4 of the Option Agreement attached hereto as Exhibit A. The foregoing right of a Participant to require International to repurchase any exercisable Options shall be subject to the Company having the ability to do so under the terms of its financing arrangements and under Delaware law.

                          SECTION 8. CHANGE IN CONTROL

         8.1. Accelerated Vesting and Payment. Unless the Committee shall otherwise determine in the manner set forth in Section 8.2, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

         8.2. Alternative Options. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

                  (a) provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment and, if the Alternative Options or the securities underlying them are not publicly traded, identical or better rights to require International or the New Employer to repurchase the Alternative Options;

                  (b) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

                  (c) have terms and conditions which provide that in the event that such Participant suffers an Involuntary Termination within two years following a Change in Control:

                           (i) any conditions on such Participant's rights
                  under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

                           (ii) such Participant shall have the right to
                  surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the equity security subject to the Alternative Option over the price, if any, that such Participant would be required to pay to exercise such Alternative Option.



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         SECTION 9. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

         The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Committee.

                      SECTION 10. MISCELLANEOUS PROVISIONS

         10.1. Nontransferability of Awards. No Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the law of descent and distribution and provided that the deceased Participant's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to International, to be bound by the provisions of the Plan and the Option Agreement covering such Options as if such beneficiary or estate were the Participant. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime by such Participant only. Following a Participant's death, all rights with respect to Options that were exercisable at the time of such Participant's death and have not terminated shall be exercised by his designated beneficiary or by his estate. Notwithstanding the foregoing, the Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members or such other parties as the Committee may approve (as evidenced by the applicable Option Agreement or an amendment thereto), and the Committee may also amend outstanding Options to provide for such transferability.

         10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.

         10.3. No Guarantee of Employment or Participation. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of International, the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of International, the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

         10.4. Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, subject to such other arrangements as the Committee may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all



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federal, state, local and foreign withholding tax requirements in respect of any
Option granted under the Plan.

         10.5. Indemnification. Each person who is or shall have been a member of the Committee, the Board or any other committee of the Board shall be indemnified and held harmless by the Company and International to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under or in connection with the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under International's or the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

         10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of International, the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

         10.7. Requirements of Law. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

         10.8. Freedom of Action. Subject to Section 9, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing International, the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

         10.9. Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall continue in effect, unless sooner terminated pursuant to
Section 9, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

         10.10. Rights as Stockholders. A Participant or a transferee of an Option shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have


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become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 5.3.

         10.11. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.



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